ROSS STORES, INC.

            NON-QUALIFIED DEFERRED COMPENSATION PLAN


















                                  Effective Date: January 1, 1994
       begin page 2

                        ROSS STORES, INC.
            NON-QUALIFIED DEFERRED COMPENSATION PLAN
                        TABLE OF CONTENTS

                                                             Page

ARTICLE 1.  INTRODUCTION                                       1

ARTICLE 2.  DEFINITIONS                                        1

ARTICLE 3.  PLAN SPECIFICATIONS                                4

ARTICLE 4.  WITHDRAWALS DURING EMPLOYMENT                      6

ARTICLE 5.  PLAN INVESTMENTS                                   7

ARTICLE 6.  BENEFICIARY                                        7

ARTICLE 7.  VESTING                                            7

ARTICLE 8.  BENEFITS                                           8

ARTICLE 9.  ADMINISTRATION                                     9

ARTICLE 10. MISCELLANEOUS                                      9

       begin page 3

                           ARTICLE 1.

                          INTRODUCTION


     Whereas, Ross Stores, Inc. (the "Employer" or "Ross") wishes to establish a supplementary employee retirement plan as set forth herein (the "Plan") to provide deferred compensation for a select group of management or highly compensated employees of the Employer and its subsidiaries effective January 1, 1994; and

     Whereas, the Employer has the legal authority to establish the Plan pursuant to the laws of the State of Delaware; and

     Whereas, the Employer wishes to provide that the Plan shall be called the Ross Stores, Inc. Non-Qualified Deferred
     Compensation Plan; and

     Whereas, the Employer wishes to provide under the Plan for the payment of benefits to participants in the Plan and their beneficiary or beneficiaries under the terms of the Plan and the terms of Participants' deferred compensation agreements; and

     Whereas, the Employer wishes to provide under the Plan that the Employer shall pay the entire cost of benefits under the Plan from its general assets and set aside contributions by the Employer to meet its obligations under the Plan; and

     Whereas, the Employer intends that the assets of the Plan and its accompanying trust shall at all times be subject to the claims of the general creditors of the Employer in the event of the financial insolvency of the Employer; and

     Whereas, the Employer intends that any rights of participants in the Plan and their beneficiaries be unsecured and unfunded for purposes of tax law and for purposes of Title I of the Employee Retirement Income
     Security Act of 1974, as amended ("ERISA").

     Now, therefore, the Employer does hereby establish the Plan as follows, and does also hereby agree that the assets of the Plan shall be identified, held, invested, and disposed of as follows:

                           ARTICLE 2.

                           DEFINITIONS

     "Beneficiary" means the beneficiary or beneficiaries designated by the Participant in the Enrollment Agreement who are to receive any distributions payable upon the death of the Participant.

       begin page 4

     "Board" means the Employer's Board of Directors.

     "Compensation" means a Participant's base salary paid by Ross, or an affiliate of Ross, but shall not include any other form of compensation, whether taxable or non-taxable, including, but not limited to, bonuses, commissions, overtime and other forms of additional compensation.

     "Deferral Amount" means the amount of Compensation that the Participant elects to defer under the Enrollment Agreement and that the Participant and the Employer mutually agree shall be deferred in accordance with the Plan.

     "Deferred Compensation Agreement" means the agreement entered into by a Participant and the Employer which sets forth the terms of the Participant's participation in the Plan.

     "Effective Date" means January 1, 1994.

     "Eligible Employee" means an employee of the Employer or a subsidiary of Employer who is a member of a select group of management or highly compensated employees and who has been chosen by the Plan Administrator, in the Plan Administrator's sole discretion, to be eligible to participate in the Plan. For purposes of the Plan, the phrase "select group of management or highly compensated employees" shall include those individuals employed as directors, buyers, or district managers and those individuals employed in positions at a higher level, all as determined by the Plan Administrator.

     "Employer" means Ross Stores, Inc., a Delaware corporation, and any succeeding or continuing corporation.

     "Enrollment Agreement" means the agreement entered into by a Participant which specifies the amount of the Participant's
Deferral Account, the Participant's Beneficiary and the
Participant's election of form of payment on Termination of Employment and certain withdrawals during employment.

     "Hardship Withdrawal" is a withdrawal on account of hardship due to an unforeseeable financial emergency which Participant cannot meet through loans, insurance or liquidation of Participant's assets (to the extent such liquidation would not itself cause a financial hardship), or cessation of deferrals under Participant's Deferred Compensation Agreement. The amount distributed to Participant for such an unforeseeable financial emergency shall not exceed the lesser of (i) the amount needed to satisfy the unforeseeable financial emergency, or (ii) the value of Participant's account under the Plan. An unforeseeable financial emergency is a severe financial hardship to Participant resulting from a sudden and unexpected illness or accident of Participant or of a dependent of Participant (as defined in section 152(a) of the Internal Revenue Code), loss of Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of Participant. Examples of what are not considered to be unforeseeable financial
       begin page 5

emergencies include the need to send a child of Participant to college or the desire to purchase a home. The form of payment of a Hardship Withdrawal shall be determined by the Plan
Administrator in the Plan Administrator's sole discretion.

     "Matching Contribution" means the amount which the Employer contributes on behalf of Participant under the terms of
Article IV of the Participant's Deferred Compensation Agreement
(as modified by the terms of the Plan).

     "Participant" shall mean any Eligible Employee selected by the Plan Administrator who has elected to participate in the Plan by entering into an Enrollment Agreement.

     "Participant's Account". The individual account maintained for a Participant by the Plan Administrator in accordance with the terms of the Plan and the Trust Agreement.

     "Plan Administrator" means the committee selected to control and manage the operation and administration of the Plan.

     "Plan Year". A Plan Year is the 12 consecutive month period beginning on January 1 and ending on the next following December
31.

     "Termination of Employment" shall mean severance of the Participant's employment relationship with the Employer for any reason, including retirement, death or Total Disability.

     "Top Hat Plan" is a non-qualified deferred compensation plan for a select group of management or highly compensated employees within the meaning of section 401(a)(1) of ERISA.

     "Total Disability" means a Participant's total and permanent disability which renders the Participant unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Whether or not a Participant has incurred a Total Disability shall be determined by the Plan Administrator in the Plan Administrator's sole discretion.

     "Trust" means the legal entity created by the Trust
Agreement.

     "Trust Agreement" shall mean that trust agreement entered into between the Employer and the Trustee to hold the assets of the Plan.

     "Trustee" means the original Trustee named in the Trust
Agreement and any duly appointed and acting successor Trustee(s) which shall be appointed by the Employer and may consist of one or more persons.
       begin page 6

                           ARTICLE 3.

                       PLAN SPECIFICATIONS


     3.1 Salary Deferrals. Each Eligible Employee who is notified of his or her eligibility to participate in the Plan prior to the Effective Date may begin to participate in the Plan on the Effective Date; provided, however, that such Eligible Employee completes and signs both a Deferred Compensation Agreement and an Enrollment Agreement and returns both agreements to the designated representative of the Employer prior to the Effective Date or such earlier date established by the Employer and announced to the Eligible Employee.

     Each Eligible Employee who is notified of his or her eligibility to participate in the Plan on or after the Effective Date may begin to participate in the Plan at the beginning of the first pay period commencing after the date the Eligible Employee completes and signs both a Deferred Compensation Agreement and an Enrollment Agreement and returns both agreements to the designated representative of the Employer; provided, however, that such completion of the agreements and return of the agreements to the Employer must occur within thirty (30) days after the date that the Eligible Employee is notified of his or her eligibility to participate in the Plan.

     An Eligible Employee who did not become a Participant in accordance with the terms of the preceding paragraphs may begin to participate in the Plan effective as of the beginning of any calendar year following the calendar year in which he or she was first notified of his or her eligibility to participate in the Plan by completing and executing both an Enrollment Agreement and a Deferred Compensation Agreement and returning both agreements to the designated representative of the Employer prior to the beginning of the calendar year (or such earlier date established by the Employer and announced to the Eligible Employee) in which deferral of Compensation is intended to commence.

     The Participant may terminate his or her Enrollment Agreement and Deferred Compensation Agreement at any time and be restored to full Compensation. The Participant may change his or her Deferral Amount by completing a new Enrollment Agreement, and such new agreement shall become effective as of the beginning of the next calendar year. If an Eligible Employee who previously had elected to defer all or a part of his or her Compensation under the terms of the Plan and then subsequently terminated that election wishes in the future to once again elect to defer Compensation under the terms of the Plan, such Eligible Employee must complete and sign a new Enrollment Agreement and Deferred Compensation Agreement and submit both agreements to the designated representative of the Employer prior to the beginning of the calendar year (or such earlier date established by the Employer and announced to the Eligible Employee) in which such election first becomes effective, and such election shall become effective at the beginning of that calendar year.

     3.2 Bonus Deferrals. In addition to the ability to defer all or a part of his or her Compensation as outlined in the previous section, each Eligible Employee who has
       begin page 7

been notified of his or her eligibility to participate in the Plan may elect to defer all or a part of each annual cash bonus which such Eligible Employee becomes entitled to receive after the time of notification of eligibility to participate in the Plan. An Eligible Employee's election to defer all or part of an annual cash bonus shall be made by completing and signing both an Enrollment Agreement and a Deferred Compensation Agreement and returning both agreements to the designated representative of the Employer prior to the time established by the Employer and announced to the Eligible Employee, and in any event prior to the time that the bonus becomes payable by the Employer.

     3.3 Any deferrals of Compensation or bonuses made by an Eligible Employee under the Plan shall be held as an asset of the Employer, and the Employer shall deposit the amounts deferred into the Trust.

     3.4 The Employer has the power to establish rules and from time to time to modify or change such rules governing the manner and method by which deferrals of Compensation or bonuses may be changed or discontinued temporarily or permanently and any minimum or maximum amounts of deferral of Compensation and bonuses.

     3.5    A Participant's Enrollment Agreement and Deferred
Compensation Agreement shall remain in effect until modified or terminated as herein permitted or until the Participant's
Termination of Employment.

     3.6 All deferrals of Compensation or bonuses shall be authorized by the Participant in writing, made by payroll deduction, deducted from the Participant's Compensation or bonus
(as the case may be) without reduction for any taxes or withholding (except to the extent required by law) and paid over to the Plan and Trust by the Employer.

     3.7 The Employer shall make a Matching Contribution to the Plan and Trust for the benefit of a Participant in an amount determined by the terms of such Participant's Deferred Compensation Agreement. The terms under which the Employer shall make a Matching Contribution for the benefit of a Participant as set forth in such Participant's Deferred Compensation Agreement are subject to the Employer's retained authority (a) either to change the formula by which Matching Contributions are determined in any manner or to stop Matching Contributions entirely subsequent to notifying the Participant and (b) to terminate the Plan at any time on a prospective basis. The Employer shall have this authority notwithstanding any other provision in the Plan or a Participant's Deferred Compensation Agreement to the contrary.

     3.8 The Employer may deposit additional amounts in the Trust in the sole discretion of the Employer on behalf of a Participant or group of Participants as determined by the Employer in its sole discretion and on such terms as shall be agreed to by the Employer and such affected Participant or group of Participants.

     3.9 All deposits to the Trust made under the Plan on behalf of a Participant shall be credited to an account established in the name of such Participant (the
       begin page 8

"Account"). The Account of a Participant is a bookkeeping record of all amounts deposited in the Trust on behalf of such Participant, and any earnings thereon, for purposes of determining the Participant's interest in the Trust.

                           ARTICLE 4.

                  WITHDRAWALS DURING EMPLOYMENT

     4.1 A Participant may make a Hardship Withdrawal, as defined in Article 2, from the Plan upon the terms set forth in the Participant's Deferred Compensation Agreement.

     4.2 A Participant may elect to receive a distribution of all or part of the Participant's Account under the Plan in a form approved by the Plan Administrator if such election is made prior to or simultaneous with Participant's filing of his or her initial Enrollment Agreement with the designated representative of the Employer. The terms of such a distribution shall be governed by the provisions of the Participant's Deferred Compensation Agreement in effect at the time of such election.

     4.3 A Participant may elect to receive a distribution of all or part of the Participant's Account under the Plan in a form approved by the Plan Administrator if such election is made and submitted to the Plan Administrator at least two years prior to the date of such distribution, and the Participant remains employed by Ross or an affiliate of Ross during the entire period from the date such election is received by the Plan Administrator until the date the Participant receives such distribution. The terms of such a distribution shall be governed by the provisions of the Participant's Deferred Compensation Agreement in effect at the time of such election. As a condition of receiving such a distribution, the Participant may not submit a Deferred Compensation Agreement and/or Enrollment Agreement to elect a deferral of Compensation or bonuses during the period beginning when a distribution permitted under this Article 4.3 is first received and ending at the beginning of the fifth Plan Year following the Plan Year in which such distribution is received. Furthermore, the Participant may not elect to defer any compensation paid by Ross or an affiliate of Ross under the terms of any other non-qualified deferred compensation plan sponsored by Ross or an affiliate of Ross for five years after the time that Participant receives a distribution permitted under this
Article 4.3.

     4.4 A Participant may elect to receive a distribution of all or part of the Participant's Account under the Plan at any time upon prior written notice to the Plan Administrator; provided, however, that ten percent (10%) of the amount of the withdrawal requested shall be permanently forfeited to Ross and Participant shall have no further right to that amount. The terms of such a distribution shall be governed by the provision of the Participant's Deferred Compensation Agreement in effect at the time of such election.

       begin page 9

                           ARTICLE 5.

                        PLAN INVESTMENTS

     5.1 All contributions will be invested in one or more investment alternatives determined by the Plan Administrator in the Plan Administrator's sole discretion. Each Participant shall have the authority to direct the investment of all amounts credited to his or her Participant's Account among the investment alternatives selected by the Plan Administrator, except in the event of the Employer's financial insolvency as determined under the standards set forth in the Trust Agreement. The Plan Administrator may change, discontinue, or add to the investment alternatives made available under the Plan at any time as determined by the Plan Administrator in the Plan Administrator's sole discretion; provided, however, that prior notice is provided to all Participants.

     5.2 All amounts under the Plan, including all investments purchased with such amounts and all income attributable thereto, shall remain (until made available to the Participant or Beneficiary) the property of the Employer as provided under the Trust Agreement and shall be subject to the claims of the Employer's general creditors in the event of the Employer's financial insolvency. No Participant or Beneficiary shall have any secured or beneficial interest in any property, rights or investments held by the Employer in connection with the Plan.

                           ARTICLE 6.

                           BENEFICIARY

     6.1 The Participant's Enrollment Agreement shall designate the Beneficiary who is to receive a distribution of the value of a Participant's Account in the event of such Participant's death. If the Participant has not properly designated a Beneficiary, or if for any reason such designation shall not be legally effective, or if said designated Beneficiary shall predecease the Participant, then the Participant's estate shall be treated as the Beneficiary. A Participant may change his or her Beneficiary designation at any time by amending the Participant's Enrollment Agreement.


                           ARTICLE 7.

                             VESTING

     The value of all Participants' Accounts shall be fully vested at all times; provided, however, that all amounts credited to those Accounts shall remain available to satisfy the claims of the Employer's creditors in the event of the Employer's financial insolvency as defined in the Trust Agreement.
       begin page 10

                           ARTICLE 8.

                            BENEFITS

     8.1 The Participant shall elect the payment option described in Article 8.3 below under which a distribution of benefits will be made following his or her Termination of Employment or upon the occurrence of an event for which a withdrawal during employment upon a two-year advance notice period or prior to the commencement of participation in the Plan is permitted by the Plan and such Participant's Deferred Compensation Agreement. Payment of benefits will begin as soon as administratively reasonable after the date on which the Plan Administrator is notified of either the Participant's Termination of Employment or those certain events specified above for which a withdrawal during employment is allowed.

     8.2 Any benefits paid upon the death of a Participant must be paid to the Beneficiary designated by such Participant in the Enrollment Agreement. Such death benefits shall be paid in the form of payment previously elected by such Participant in the Enrollment Agreement filed in accordance with the requirements of the Plan; provided, however, that the Plan Administrator shall retain the sole discretion to make payment to a Beneficiary in the form of a single, lump sum distribution.

     8.3 As elected by the Participant in his or her Enrollment Agreement, and subject to Article 8.4 below, distributions may be made under one or more of the following payment options:

            (a)     a single, lump sum distribution; or

            (b) installment payments in such amount and frequency as determined by the Participant with the approval of the Plan Administrator prior to the time such payments begin; or

            (c) annuity payments in a form determined by the Participant with the approval of the Plan
                    Administrator prior to the time such payments begin.

     8.4 Notwithstanding anything else in this Article 8, Participant's initial election of the form in which benefits provided under the Plan may be paid shall be made as part of the first Enrollment Agreement which the Participant files with the Plan Administrator, and any change to such initial Enrollment Agreement must be made and submitted to the Plan Administrator in the Plan Year prior to the Plan Year in which such change in the form of payment of benefits under the Plan may first become effective.

       begin page 11

                           ARTICLE 9.

                         ADMINISTRATION

     9.1 Administrator. The Plan Administrator shall be a committee which has the authority to control and manage the operation and administration of the Plan. The Plan Administrator may also be referred to as the Plan Committee. Administrative concerns of the Plan include, but are not limited to, the enrollment of Eligible Employees as Participants, the maintenance of all records, the direction of the Trustee to distribute benefits to Participants and their Beneficiaries, and the establishment of rules and procedures for the operation of the Plan Committee. The initial number of members of the Plan Committee shall be three (3), until such number is changed by the approval of a majority of the Plan Committee. A member of the Plan Committee must be an employee of the Employer and shall continue to serve until such member resigns, is removed, or terminates employment with the Employer for any reason. The approval of at least two-thirds of the members of the Plan Committee shall be required to remove a member of the Plan Committee. A majority of the remaining members of the Plan Committee may fill one or more vacancies on the Plan Committee. The Plan Committee's authority under this Article 9.1 shall at all times be subject to the ability of the Board to remove any or all of the members of the Plan Committee for any reason, change the number of members of the Plan Committee, fill vacancies on such committee, and establish rules and procedures for such committee.

     9.2 Any decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated thereunder, a Participant's Deferred Compensation Agreement, or a Participant's Enrollment Agreement shall be final and conclusive and binding upon all persons having any interest in the Plan.


                           ARTICLE 10.

                          MISCELLANEOUS

     10.1 Amendment of Plan. The Employer reserves the right to amend any provisions of the Plan at any time upon an action by at least two-thirds of the Plan Committee to the extent that it may deem advisable without the consent of the Participant or any Beneficiary; provided, however, that no such amendment shall impair the rights of any Participant or Beneficiary with respect to either any Compensation or bonuses deferred before such amendment or any earnings on such deferred amounts credited to a Participant's Account before such amendment.

     10.2 Termination of Plan. The Employer reserves the right to terminate the Plan at any time upon an action by the Board of Directors of the Employer or the approval of at least two-thirds of the Plan Committee. Upon termination of the Plan, all Deferred Compensation Agreements shall terminate immediately and the Participant's
       begin page 12

full Compensation on a non-deferred basis will be thereupon restored. Distribution of any benefits to a Participant shall generally commence only upon the occurrence of the Termination of Employment of a Participant or an event for which a withdrawal during employment is permitted by the Plan and such Participant's Deferred Compensation Agreement; provided, however, that the Plan Administrator shall retain the sole discretion to make payment to a Participant in the form of a single, lump sum distribution.

     10.3   Plan Administrator To Establish Rules.  The Plan
Administrator may at any time make rules as it determines necessary regarding the administration of the Plan which are not inconsistent with the Plan.

     10.4 The Plan Administrator may, from time to time, hire outside consultants, accountants, actuaries, legal counsel, or recordkeepers to perform such tasks as the Plan Administrator may from time to time determine.

     10.5 In the event that any Participants are found to be ineligible, that is, not members of a select group of management or highly compensated employees eligible to participate in a Top Hat Plan, according to a determination made by the United States Department of Labor, the Plan Administrator will take whatever steps it deems necessary, in its sole discretion, to equitably protect the interests of the affected Participants.

     10.6 No benefits under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. The provisions of the Plan shall be binding upon and inure to the benefit of the Employer and Participants and their respective successors, heirs, personal representatives, executors, administrators, and legatees.

     Notwithstanding any other provision in the Plan or a Participant's Deferred Compensation Agreement to the contrary, any amount credited to a Participant's Account shall be paid from the Trust only to the extent that the Employer is not financially insolvent at the time of such payment. Whether or not the Employer is financially insolvent shall be determined by the Trustee in the Trustee's sole discretion based upon the standard for financial insolvency set forth in the Trust Agreement. Any benefits under the Plan represent an unfunded, unsecured promise by the Employer to pay these benefits to the Participants when due. A Participant has no greater right to any assets in the Trust than the general creditors of the Employer in the event that the Employer shall become financially insolvent. Trust assets can be used to pay only benefits under the Plan or the claims of the Employer's general creditors or the expenses of administering the Plan and Trust to the extent permitted under the terms of the Trust Agreement.

     10.7 The Plan, the Trust Agreement, a Participant's Deferred Compensation Agreement, and the Participant's Enrollment Agreement, and any subsequently adopted amendment to any of these documents, shall constitute the total agreement or contract between the Employer and such Participant regarding the Plan. No oral statement
       begin page 13

regarding the Plan may be relied upon by the Participant. If there are any conflicts between the terms of the Plan and the Trust Agreement, and a Participant's Enrollment Agreement or Deferred Compensation Agreement, the terms of the Plan and the Trust Agreement shall control.

     10.8 The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement or expressly provided by law. Nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Employer, or to interfere with the right of the Employer to discipline or discharge the Participant at any time.

     10.9 This Plan shall be construed under the laws of the State of California.

     IN WITNESS WHEREOF, the Plan is hereby adopted by a duly authorized officer of Ross Stores, Inc. on this 23rd day of December, 1993.

                              ROSS STORES, INC.



                              By: /S/ STEPHEN F. JOYCE
                                   Stephen F. Joyce,
                                   Senior Vice President of Human
                                   Resources
       begin page 14

                       TRUST AGREEMENT FOR

                      THE ROSS STORES, INC.

            NON-QUALIFIED DEFERRED COMPENSATION PLAN
       begin page 15

                        TABLE OF CONTENTS

                                                             Page

ARTICLE 1    DEFINITIONS                                          1

ARTICLE 2    ESTABLISHMENT AND ACCEPTANCE OF TRUST                1

ARTICLE 3    INVESTMENT AND ADMINISTRATION OF THE TRUST FUND      2

ARTICLE 4    INVESTMENT MANAGER                                   6

ARTICLE 5    COMPENSATION, EXPENSES AND TAXES                     7

ARTICLE 6    ACCOUNTING AND VALUATION                             8

ARTICLE 7    TRUSTEE'S RESPONSIBILITY REGARDING PAYMENTS
             WHEN EMPLOYER INSOLVENT                              9

ARTICLE 8    REMOVAL, RESIGNATION, AND APPOINTMENT OF A
             SUCCESSOR TRUSTEE                                   10

ARTICLE 9    AMENDMENT AND TERMINATION                           10

ARTICLE 10   PROTECTION OF TRUSTEE                               12

ARTICLE 11   MISCELLANEOUS                                       13
       begin page 16

                         TRUST AGREEMENT


     THIS TRUST AGREEMENT is entered into effective as of the
23rd   day of December, 1993, by and between Ross Stores, Inc. (the
"Employer"), and John M. Vuko (the "Trustee").


                            ARTICLE 1

                           DEFINITIONS

     1.1 "Administrator" shall mean the person designated in the Plan by the Employer to manage and control the operation and administration of the Plan.

     1.2 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.3     "Plan" shall mean the Ross Stores, Inc. Non-
Qualified Deferred Compensation Plan.

     1.4 "Trust" or "Trust Fund" shall mean all of the assets held by the Trustee under the Plan and this Trust Agreement.

     1.5 All defined terms for which a definition is not set forth in this Trust Agreement shall have the definition set forth in the Plan.

                            ARTICLE 2

              ESTABLISHMENT AND ACCEPTANCE OF TRUST

     2.1 The Employer has duly adopted the Plan for the benefit of such of its employees as are eligible thereunder and such of their beneficiaries as may therein be described. A copy of the Plan is attached hereto and made a part hereof. The Plan contemplates that money and other property shall be transferred in trust to the Trustee to be held and administered by the Trustee for purposes of the Plan.

     2.2 The Trustee shall receive from the Employer its contributions in cash or other property made under the Plan. All contributions so received, together with the income and earnings therefrom and any increments thereto, shall be held, managed, and administered in trust pursuant to the terms of this Trust Agreement, to provide benefits under the Plan according to its terms.

     2.3 The Trustee hereby accepts the trust created hereunder and agrees to hold and administer the Trust Fund and to perform its duties pursuant to this Trust Agreement. In no event, however, shall the Trustee have any duty to collect or enforce payment of any contributions to the Trust Fund or any duty to compute any amount to be transferred or paid to the Trustee by the Employer.
       begin page 17

     2.4 The Plan shall be administered by the Administrator, and the Trustee shall not be responsible in any respect for the administration of the Plan, except as provided herein. It is intended to state expressly in this Trust Agreement the powers, rights, duties and obligations of the Trustee. No implied covenants shall be read into this Trust Agreement against the Trustee.

     2.5 This Trust Agreement is made pursuant to the provisions of the Plan providing for the investment and administration of contributions under the Plan. It is the intention of the Employer that this Trust Agreement shall constitute part of the Plan and shall be a "grantor trust," of which the Employer is the grantor, and therefore the corpus and income of the Trust shall be treated as assets and income of the Employer for federal and state income tax purposes.

     2.6 The Employer intends that the assets of the Trust shall be subject to the claims of the general creditors of the Employer in the event of the Employer's financial insolvency.

                            ARTICLE 3

INVESTMENT AND ADMINISTRATION OF THE TRUST FUND

     3.1 Subject to section 3.4 and Article 4, the Trustee is hereby granted full power and authority to invest and reinvest the principal and income of the Trust Fund, without distinction between principal and income, in such investments as the Trustee, in its sole discretion, may deem appropriate, including (without limiting the generality of the foregoing) improved and unimproved real property, whether or not income producing, common and preferred stocks, trust and participation certificates, bonds, debentures, mortgages, deeds of trust, insurance and annuity contracts, covered call options, notes secured by real or personal property, leases, ground leases, real or personal property interests owned, developed or managed by joint ventures or limited partnerships, obligations of governmental bodies, both domestic and foreign, notes, commercial paper, and other evidences of indebtedness, secured or unsecured, including variable amount notes, convertible securities of all types and kinds, mutual fund shares, and interest-bearing savings or deposit accounts with any federally insured bank (including the Trustee) or savings and loan association.

     3.2     Notwithstanding any other provision of this Trust
Agreement (except section 3.4 and Article 4), the Trustee may invest and reinvest the assets of this Trust in any of the following forms of collective investment:

             (a) Any trust established and maintained as a medium for the collective investment of funds, including any such collective trusts established and maintained or managed by the Trustee or another fiduciary (or its affiliate), with respect to which this Trust is an eligible participating trust;

             (b) Any mutual fund which is registered as an investment company under the Investment Company Act of 1940, including any such mutual fund
       begin page 18

established and maintained or managed by a fiduciary (or its affiliate), with respect to which this Trust is an eligible investor;

             (c) Any insurance policy or contract providing for allocation of amounts received by the insurance company thereunder to one or more of its separate accounts maintained for the collective investment of funds; and

             (d) Any investment companies or trusts, including any investment company or trust which has an investment advisory or other agreement with the Trustee or another fiduciary (or its affiliate), with respect to which this Trust is an eligible investor.

     3.3 Subject to section 3.4 and Article 4, the Trustee shall have the following additional powers and authority in the administration of the Trust Fund:

             (a)    To hold and retain any and all property
coming into its possession hereunder.

             (b) To vote, and to give proxies to vote, any securities having voting rights.

             (c) To pay any assessment levied upon stock and to exercise any right or option of subscription or otherwise which may at any time attach, belong or be given to the holders of any stocks, bonds, securities or other instruments in the nature thereof forming part of the Trust Fund, and to join in any plan of lease, mortgage, consolidation or reorganization of the property or assets thereof, including the deposit of bonds, securities and stock with any bondholders, stockholders, or protective committee, and to take and hold any securities issued under such plan and to pay any assessments thereunder.

             (d) To enforce any mortgage or deed of trust or pledge held hereunder and to purchase at any sale thereunder any property subject thereto.

             (e) To cause any securities or other property held as part of the Trust Fund to be registered in its own name or in the name of one or more of its nominees and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund.

             (f) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may from time to time deem to be in the best interests of the Trust without liability for interest thereon.

             (g) To deposit any moneys at any time held by it in any savings bank or in the savings department of any bank, including a bank which is then serving as the Trustee.
       begin page 19

             (h) To borrow money and to sell at public or private sale (for cash or on terms), improve, develop, lease (without restriction or limitations as to terms), rent, mortgage, convey in trust, pledge, hypothecate, lease or contract with reference to oil, gas or other minerals or natural resources and mineral rights and mineral royalties which may be part of the Trust Fund, transfer, exchange, subdivide, partition, compromise, grant options at such times, in such manner and upon such terms and conditions as the Trustee shall deem advisable and to otherwise deal with the whole or any part of the Trust Fund upon such terms and conditions as the Trustee in its discretion may deem advisable.

             (i)    To provide itself with public liability
insurance in customary forms at Trustee's expense, or, at the option of the Employer, at the expense of the Employer.

             (j) To employ suitable accountants, actuaries, advisors, consultants, attorneys, and other agents and to pay for reasonable expenses and compensation of such agents.

     In amplification and not in limitation of the Trustee's powers under this Trust Agreement, the Trustee shall have the authority to appoint an attorney-in-fact or other agent to discharge some or all of the Trustee's rights and responsibilities under this Trust Agreement. Such authority shall include, but not be limited to, the following:

                    (i)  To receive contributions from the
Employer.

                    (ii) To hold, manage and administer
contributions from the Employer, together with the income and earnings therefrom and any increments thereto, according to the terms of the Trust Agreement.

                    (iii)     To make payments out of the Trust
Fund to such persons, in such manner, in such amounts and for such purposes as may be specified in written directions provided by the Administrator.

                    (iv) To carry out the investment directions of a Participant as set forth in section 3.4 or an investment manager in Article 4.

                    (v)  To cause accurate and detailed accounts
of all investments, receipts, disbursements and other transactions in the Trust to be maintained and to cause periodic reports to the Employer to be prepared.

                    (vi) To pay any taxes which are lawfully levied or assessed upon or become payable in respect of the Trust, to withhold appropriate taxes from any payment from the Trust Fund, and to prepare and file appropriate reports and forms with the appropriate regulatory authorities and other persons with respect to such taxes.

             (k) To pay out of the Trust Fund all estate, inheritance, income or other taxes of any kind levied or assessed against the Trust Fund, to the extent such
       begin page 20

taxes are not paid from other sources. The Trustee shall not be personally liable for such taxes. Moreover, the Trustee may require, prior to making any payment or distribution from this Trust under this instrument, such releases or other documents from any lawful taxing authority as it shall consider advisable.

             (l)    To do all such acts, take all such
proceedings, and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to administer the Trust Fund and to carry out the purposes of this Trust.

     3.4 If the Employer has elected to permit a Participant to direct the investment of amounts allocated to his or her Participant's Account among the investment alternatives selected by the Administrator, notwithstanding any other provision of this Trust Agreement, each Participant shall direct the Trustee as to the investment of the amounts allocated to his or her Participant's Account, and the Trustee shall retain and administer such Participant-directed investments without any duty to review or make recommendations with respect to such investments. In no event shall the Trustee borrow any money at the direction of a Participant (whether or not made indirectly through the Administrator). The Trustee shall have no right, duty, or power to dispose of any Participant-directed investment until so instructed by the Participant. If responsibility for the management and control of some or all of the Trust Fund has been entrusted to an investment manager unrelated to the Trustee, then a Participant shall direct the investment manager as to the investment of those funds credited to his or her Participant's Account over which such investment manager has investment management and control, and the Trustee shall have no duty to review or make recommendations with respect to such investments.

     3.5 The Trustee has no obligation to determine the existence of any conversion, redemption, exchange, subscription or other right relating to any securities the Trustee is directed to purchase for the Trust Fund of which notice was given prior to the purchase of such securities. Nor does the Trustee have any obligation to exercise any such right unless it is informed of the existence of the right and is instructed to exercise such right, in writing, by the investment manager, or Participant making or directing the investment in such securities, within a reasonable time prior to the expiration of such right.

     3.6 If the Trustee is directed to purchase, retain, or sell securities issued by any foreign government or corporation, the investment manager, or Participant directing the investment in such securities (whether directly or indirectly) is responsible for advising the Trustee in writing regarding any laws or regulations of any foreign countries or any United States territories or possession that may apply to such securities including, without limitation, laws and regulations affecting dividends or interest on such securities.

     3.7 The Trustee shall from time to time, on the written directions of the Administrator, make payments out of the Trust Fund to such persons, in such manner, in such amounts, and for such purposes as may be specified by the Administrator; provided, however, that at that time the Employer is not financially insolvent as determined according to the standards set forth in
Article 7.  The Trustee shall not be responsible in
       begin page 21

any way for the purpose or application of such payments, for inquiring as to whether or not such payments are in accordance with the terms of the Plan, or for the adequacy of the Trust Fund to meet and discharge any and all liabilities under the Plan.

     3.8 When there is more than one Trustee appointed under this Trust Agreement they shall jointly control and manage the Trust Fund, except, however, the Trustees may agree amongst themselves and may authorize and delegate any one or more of the Trustees, either individually, or in concert, to exercise the powers provided for in this Trust Agreement.

                            ARTICLE 4

                       INVESTMENT MANAGER

     4.1 Whenever one or more investment managers are appointed by the Administrator, each investment manager shall have the power to manage, including the power to acquire or dispose of, that portion of the Trust Fund which is assigned to it as provided herein. The Administrator shall notify the Trustee of the identity of the investment managers so appointed. The Trustee shall be entitled to rely upon the fact that an investment manager is at all times authorized to invest and reinvest assets of this Trust until the Trustee is notified to the contrary by the Administrator.

     4.2 Upon the appointment of one or more investment managers, the Trustee shall segregate any portion of the Trust Fund assigned to an investment manager into one or more separate accounts to be known as "Investment Manager Accounts." An investment manager shall be appointed in writing for each such account and written notice of said appointment shall be given contemporaneously to the Trustee, specifying those assets of the Trust Fund to be managed by the investment manager and instructing the Trustee as to what to do with respect thereto. The selection of an investment manager shall be in the sole and absolute discretion of the Administrator. The Trustee shall follow the directions of the investment manager in exercising the powers granted to the Trustee in Article 3.1, 3.2 and subsections
(a)-(h) and subsection (j) of Article 3.3 of this Trust
Agreement.

     4.3 All directions given by an investment manager to the Trustee shall be in writing, provided that the Trustee may in its sole discretion accept oral directions for the purchase or sale of securities subject to confirmation in writing. The Trustee shall be under no duty to question, or make inquiries as to, any act or direction of any investment manager taken as provided herein, or any failure to give directions, or to review the securities held in any Investment Manager Account, or to make any suggestions to the investment manager with respect to investment and reinvestment of, or disposing investments in, any Investment Manager Account. The Trustee shall not be liable for any acts or omissions of any investment manager, or be under any obligation to invest or otherwise manage any assets of the Trust Fund which is subject to the management of an investment manager as herein provided. Accordingly, the Trustee shall be under no liability for any loss of any kind which may result by reason of any act or failure to act, provided such act or failure to act is in accordance with any directions of any investment
       begin page 22

 manager or is by reason of inaction in the absence of written direction from an investment manager.

     4.4 No investment manager and no Trustee having power and authority to invest and reinvest any portion of the Trust Fund shall have any obligation to invest or otherwise manage any asset of the Trust Fund which is subject to the management of another investment manager or Trustee.

                            ARTICLE 5

                COMPENSATION, EXPENSES AND TAXES

     5.1 The Trustee shall be paid such reasonable compensation and reimbursement for expenses out of the Trust Fund, or at the election of the Employer, by the Employer, as shall from time to time be agreed to in writing between the Employer and the Trustee. The Trustee shall be entitled to withdraw its compensation and expense reimbursement from the Trust Fund after sixty (60) days after the Trustee sends an appropriate billing unless such amount is paid by the Employer prior to that time. However, no Trustee who already receives full-time pay from the Employer or an affiliate of the Employer shall receive any compensation or expense reimbursement from the Trust.

     5.2 All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof shall be paid by the Employer. It is the intention of the Employer to have the corpus and income of the Trust established hereunder treated as assets and income of the Employer to be used to satisfy the Employer's legal liability under the Plan in respect of all of the Participants and their beneficiaries, and the Employer agrees that all income, deductions, and credits of the Trust belong to the Employer as owner for income tax purposes and will be included on the Employer's income tax returns.

     The Employer shall from time to time pay taxes (references in this Agreement to the payment of taxes shall include interest and applicable penalties) of any and all kinds whatsoever which at any time are lawfully levied or assessed upon or become payable in respect of the Trust. To the extent that any taxes levied or assessed upon the Trust are not paid by the Employer or contested by the Employer pursuant to the last sentence of this paragraph, the Trustee shall pay such taxes out of the Trust, and the Employer shall, upon demand by the Trustee, deposit into the Trust an amount equal to the amount paid from the Trust to satisfy such tax liability. If requested by the Employer, the Trustee shall at the Employer's expense, contest the validity of such taxes in any manner deemed appropriate by the Employer or its counsel, but only if it has received an indemnity bond or other security satisfactory to it to pay any expenses of such contest. Alternatively, the Employer may itself contest the validity of any such taxes, but any such contest shall not affect the Employer's obligation to reimburse the Trust for taxes paid from the Trust.

     In making payments from the Trust, the Trustee shall be liable for federal and state income tax withholding, and shall withhold the appropriate amount of tax, if any, as
       begin page 23

provided by applicable law and regulation, from any payment made unless the Employer does not provide the Trustee with the necessary information as set forth in regulations or the Employer instructs the Trustee not to withhold, in which case the Employer shall assume all relevant liability.

     Any taxes unpaid at the termination of the Trust shall constitute a charge against the Trust Fund.

     5.3     All costs and expenses relating to the
administration or investment of the Plan's assets, to the extent not covered by section 5.1 or section 5.2, shall be paid out of the Trust Fund, or at the election of the Employer, by the Employer.

                            ARTICLE 6

                    ACCOUNTING AND VALUATION

     6.1 The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder. All accounts, books and records relating to such transactions shall be open to inspection and audit at reasonable times by any person designated by the Administrator. The books and records of the Trust shall be kept upon the basis of the Plan's Plan Year.

     6.2 Within sixty (60) days following the end of each calendar quarter of the Trust and within sixty (60) days after the removal or resignation of the Trustee as provided in
Article 8 hereof, the Trustee shall file with the Administrator a written accounting setting forth all investments, receipts, disbursements and other transactions executed by the Trustee during such calendar quarter or during the period from the commencement of the last calendar quarter to the date of such removal or resignation, and setting forth the fair market value of the Trust assets as of the close of said calendar quarter or the effective date of such removal or resignation, as the case may be, and the Trust Fund shall be valued as of such date.

     6.3 Valuation of the Trust Fund shall be made at more frequent intervals than provided in Section 6.2 if the Administrator shall so direct. Subject to Section 5.1, the Trustee shall be entitled to receive additional and adequate compensation for any additional valuation so directed.

     6.4     Notwithstanding any other provision of this
Article 6, if the Trustee shall determine that the Trust Fund consists in whole or in part of property not traded freely on a recognized market, or that information necessary to ascertain the fair market value thereof is not readily available to the Trustee, the Trustee shall request the Administrator to instruct the Trustee as to the value of such property for all purposes under the Plan and this Trust Agreement, and the Administrator shall comply with such request. The value placed upon such property by the Administrator in its instructions to the Trustee shall be conclusive and binding upon the Employer, the Administrator, Participants and their beneficiaries and all other persons with an interest herein. If the Administrator shall fail or refuse to instruct the Trustee as to the value of such property
       begin page 24

within a reasonable time after receipt of the Trustee's request so to do, the Trustee shall engage a competent appraiser to fix the fair market value of such property for all purposes hereunder. The determination of any such property shall be conclusive upon all parties interested therein and the Trustee shall have no liability in connection therewith. The reasonable fees and expenses incurred for any such appraisal shall be paid by the Trustee out of the Trust Fund or, at the option of the Employer, by the Employer. Any reasonable fees or expenses unpaid at the termination of the Trust shall constitute a charge against the Trust Fund.

                            ARTICLE 7

               TRUSTEE'S RESPONSIBILITY REGARDING
                PAYMENTS WHEN EMPLOYER INSOLVENT

     7.1 The Employer shall be considered "Insolvent" and an "Insolvency" shall be deemed to exist for purposes of this Trust under any of the following circumstances:

             (a) The Employer is unable to pay its debts as they mature.

             (b) A receiver or trustee is appointed to take possession of all or substantially all of the assets of the Employer.

             (c) There is a general assignment by the Employer for the benefit of creditors.

             (d) An action or proceeding is commenced by or against the Employer under any insolvency or bankruptcy act, or any other statute or regulation having as its purpose the protection of creditors, and the action or proceeding is not discharged within 120 days after the date of commencement.

     7.2 Notwithstanding any provision in this Trust to the contrary, if at any time while the Trust is still in existence the Employer becomes Insolvent, the Trustee shall upon written notice thereof suspend the payment of all amounts from the Trust and shall thereafter (i) not permit any further elective salary deferrals by the Participants until so instructed by the Employer, (ii) discontinue all contributions by the Employer to the Trust on behalf of the Participants; and (iii) not carry out any investment instructions from any Participant and shall instead follow the investment instructions of the Administrator or of a court order. The terms of a court order shall take precedence over any directions by any other person which are inconsistent with such court order. The Trustee shall hold the Trust in suspense for the benefit of the Employer's creditors until it receives a court order directing the disposition of the Trust. The Trustee, however, may deduct or continue to deduct its fees and expenses, including fees of any consultants, actuaries, accountants, legal counsel or recordkeepers retained by the Employer or Trustee to provide services to the Trust.

     7.3 By its approval and execution of this Trust, the Employer represents and agrees that it shall have the fiduciary duty and responsibility on behalf of the
       begin page 25


Employer's creditors to give to the Trustee prompt written notice by the Employer's Chief Executive Officer or Chief Operating Officer of the Employer's Insolvency and the Trustee shall be entitled to rely thereon. Without such notice, the Trustee shall have no responsibility for determining whether or not the Employer has become Insolvent, unless the Trustee has actual knowledge that the Employer has become Insolvent.

     If after being Insolvent, the Employer later becomes solvent without the entry of a court order concerning the disposition of the Trust Fund, or if any bankruptcy or insolvency proceedings are dismissed, the Employer shall, by written notice, so inform the Trustee and the Trustee shall thereupon resume all its duties and responsibilities under this Trust Agreement without regard to this Article 7 until and unless the Employer again becomes Insolvent as such term as defined hereunder.

                            ARTICLE 8

              REMOVAL, RESIGNATION, AND APPOINTMENT
                     OF A SUCCESSOR TRUSTEE

     8.1 The Trustee may be removed by the Administrator at any time upon sixty (60) days notice in writing to the Trustee, unless a shorter period is acceptable to the Trustee. The Trustee may resign at any time upon sixty (60) days notice in writing to the Administrator, unless a shorter period is acceptable to the Administrator; provided, however, that upon receipt of instructions or directions from the Employer or the Administrator with which the Trustee is unable or unwilling to comply, the Trustee may resign upon giving written notice to the Administrator within a reasonable time after receipt of such instructions or directions, and, notwithstanding any other provision hereof, in that event the Trustee shall have no liability to the Employer, the Administrator, or any other person interested herein for failure to comply with such instructions or directions.

     8.2 Upon such removal or resignation of the Trustee, the Administrator shall appoint a successor trustee who shall have the same powers and duties as those conferred upon the Trustee hereunder. Upon acceptance of such appointment by the successor trustee, the Trustee shall assign, transfer and pay over to such successor trustee the funds and properties which then constitute the Trust Fund and shall be released and discharged from all further liability with respect to the Trust. The Trustee is authorized, however, to reserve such sum of money, as to it may seem advisable, for payment of its fees and expenses hereunder and any balance of such reserve remaining after the payment of such fees and expenses shall be paid over to the successor trustee.

                            ARTICLE 9

                    AMENDMENT AND TERMINATION

     9.1 This Trust is declared to be irrevocable except in the event of issuance by the Internal Revenue Service of unfavorable tax authority binding on the Trust regarding the treatment of the Trust as a grantor trust. Except as otherwise provided in
       begin page 26

Article 7 and this Article 9, the Employer has no reversion in the Trust Fund. However, although the Employer has established the Trust with the bona fide intention and expectation that it will be able to make contributions to it indefinitely, the Employer is not and shall not be under any obligation or liability whatsoever to continue its contributions or to maintain the Plan for any given length of time. The Employer may in its sole and absolute discretion discontinue its contributions or terminate the Trust in whole or in part in accordance with the provisions of the Plan at any time without any liability whatsoever for such discontinuance or complete or partial termination. From and after the date of termination of the Plan and Trust, and until further distribution of the Trust, the Trustee shall continue to have all the powers provided under this Trust Agreement as are necessary and expedient for the orderly liquidation and distribution of the Trust in accordance with the provisions of the Plan and/or the instructions of the Administrator (to the extent not inconsistent with the Plan or this Trust Agreement).

     9.2 In addition, to provide for contingencies which may require or make advisable the clarification, modification, or amendment of this Trust Agreement, the Employer reserves the right to amend this Trust Agreement at any time and from time to time, in whole or in part, in accordance with the provisions of the Plan. However, no such amendment shall

             (a) cause any part of the Trust Fund to revert to or be recoverable by the Employer or be used for or diverted to purposes other than the exclusive benefit of Participants (including former Participants) and their beneficiaries except in the event of the Employer's financial insolvency as determined under the standards set forth in Article 7, and any purported amendment to this Trust Agreement in violation of this requirement shall not be enforced by the Trustee; or

             (b) increase the duties, powers or liabilities of the Trustee hereunder without the Trustee's written consent; or

             (c) cause the Trust to be other than a "grantor trust," or have contributions to the Trust by the Employer, or income and gains of the Trust, constitute a taxable event to the Trust or to the Participants; or

             (d)    cause any benefits paid to Participants
(including former Participants) or their beneficiaries from the Trust to become nondeductible to the Employer in the year of payment; or

             (e)    change the nature of the Employer's
obligation to pay benefits under the Plan from an unfunded and unsecured obligation.
       begin page 27


                           ARTICLE 10

                      PROTECTION OF TRUSTEE

     10.1 In any event, in any matter in which an investment manager is permitted to exercise any power or authority hereunder, the Trustee shall be fully protected in relying on the directions of such investment manager or in refusing to take action in the absence of receipt of such direction, notwithstanding any loss to or diminution of the Trust Fund which may thereby result.

     10.2 In any event, in any matter in which a Participant is permitted or required to direct or approve the exercise by the Trustee of any power or authority hereunder, the Trustee shall be fully protected in relying on such direction or approval or in refusing to take action in the absence of receipt of such direction or approval, notwithstanding any loss to or diminution of the Trust Fund which may thereby result.

     10.3 The Trustee shall be fully protected in acting upon any instruction or document believed by it to be genuine and to be presented or signed by the person or persons duly authorized so to do, and the Trustee shall be under no duty to make any investigation or inquiry as to the correctness of such instruction or document.

     10.4 The Trustee may consult with legal counsel of its choice (who may or may not be counsel for the Employer) upon any question or matter arising hereunder and shall be fully protected in acting in good faith upon advice of such counsel, notwithstanding any power otherwise vested in the Employer or the Administrator to construe this Trust Agreement or adjudicate questions arising hereunder.

     10.5    It is the intent of the parties to this Trust
Agreement that each party shall be solely responsible for its own acts or omissions.

     10.6 The Employer hereby agrees to indemnify and hold harmless the Trustee from and against all liabilities, claims, demands, and costs, including reasonable attorneys' fees and expenses of legal proceedings, arising as a result of an alleged breach in the performance of the responsibilities of the Trustee under this Trust Agreement, unless (a) if the Trustee is an individual, the Trustee commits a breach of its duties by reason of its willful misconduct, bad faith or criminal act, or (b) if the Trustee is not an individual, the Trustee commits a breach of its duties by reason of its willful misconduct or negligence.
The Employer shall have the obligation to conduct the defense of such persons in any proceeding to which this Section 10.6 applies. If the Trustee determines that the defense of the Employer is inadequate, the Trustee shall be entitled to retain separate legal counsel for his or her defense and the Employer shall be obligated to pay for all reasonable legal fees and other court costs incurred in the course of such defense unless a court of competent jurisdiction finds such person has acted in bad faith or engaged in willful misconduct or criminal acts. Notwithstanding the foregoing, the Trustee shall have no right to indemnification if the Trustee is covered as a named insured at the Employer's expense under a fiduciary liability insurance policy for the period in which the claim of breach by the Trustee is made. The Employer may satisfy
       begin page 28

its obligation under this section 10.6, in whole or in part, through the purchase of insurance, but no insurer shall have any rights against the Employer arising out of this Section 10.6. The Trustee shall be entitled to indemnity under this Section
10.6 only from the Employer and shall not be entitled to payment directly or indirectly from the Trust Fund.

                           ARTICLE 11

                          MISCELLANEOUS

     11.1 During the term of this Trust Agreement, the interest of each Participant or his or her beneficiary shall consist of the right of such Participant to receive such payments or distributions as the Trustee may, from time to time, be directed to make by the Administrator as provided herein. Any rights of a Participant or beneficiary in the Trust Fund shall be unfunded and unsecured, and such persons shall have the status of a general creditor with respect to the assets of the Trust Fund in the event that the Employer is financially insolvent (determined under the standards set forth in Article 7) at the time that the Participant or beneficiary becomes entitled to a distribution under the terms of the Plan.

     11.2 Except as hereinafter provided, neither the Administrator nor the Trustee shall recognize any alienation, transfer, mortgage, encumbrance, pledge, hypothecation, order or assignment, by any Participant or beneficiary of all or part of such Participant's or beneficiary's interest hereunder; and such interest shall not be subject in any manner to transfer by operation of law, and shall be exempt from the claims of creditors or other claimants from all orders, decrees, levies, garnishments, and/or executions and other legal or equitable process or proceedings against such Participant or beneficiary to the fullest extent permitted by law.

     11.3 This Trust Agreement and the Trust hereby created shall be construed, administered, and governed in all respects in accordance with the laws of the State of California; provided, however, that if any provision is susceptible of more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being an unfunded plan which is maintained by the Employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Trust being a grantor trust within the meaning of the Code, or corresponding provisions of subsequent federal revenue laws. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     11.4 Headings in this Trust Agreement are inserted for convenience of reference only. They constitute no part of the Trust Agreement.

     11.5 This Trust Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts, when taken together, shall
       begin page 29

constitute but one and the same instrument which may be sufficiently evidenced by any one counterpart.

     11.6 This Trust Agreement shall inure to the benefit of and be binding upon the parties hereto and their successor and assigns.

     11.7 Reference to a specific law in this Trust Agreement shall include such law, any valid regulation promulgated thereunder, any comparable provision of any future legislation amending, supplementing or superseding such law.

     11.8 This Trust shall be held, managed, administered, maintained at all times as a domestic trust in the United States, and shall be subject to the laws of the State of California.

     11.9 All notices, directions and other communications by any person pursuant to this Trust Agreement ("Directions") shall be given or made in writing and shall be deemed effective upon receipt by the addressee; provided, however, that the transmission of Directions by photostatic teletransmission with duplicate or facsimile signatures shall be an authorized method of communication until the recipient gives notice that the use of such device is no longer authorized; and provided further, that the transmission of Directions by telephone shall also be an authorized method of communication until the recipient gives notice to the contrary. Any Direction transmitted by telephone shall be promptly confirmed by a written instrument. The recipient shall be entitled to act upon and settle any investment transaction in reliance upon a Direction transmitted by telephone as duly recorded and transcribed in the normal course. If the recipient fails to receive a written confirmation of a Direction transmitted by telephone within five (5) business days following the date of receipt of the Direction, or if a written confirmation received conflicts with the oral Direction received by telephone, the recipient shall promptly notify the person giving the Direction orally of such fact and request (a) delivery of such written confirmation forthwith, if it has not been received or (b) an additional Direction if there is a conflict between the oral Direction and the written confirmation.

     11.10 The masculine gender shall include the feminine and the singular number shall include the plural unless the context clearly indicates otherwise.

       begin page 30

     IN WITNESS WHEREOF, the Employer and the Trustee have executed and accepted this Trust Agreement effective as of the date first above written.

                                   ROSS STORES, INC.



                                   By  /S/ STEPHEN F. JOYCE
                                       Stephen F. Joyce,
                                       Senior Vice President of
                                       Human Resources


                                   TRUSTEE:




                                      /S/  JOHN M. VUKO
                                       John M. Vuko